UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      	HERITAGE COMMERCE CORP
    (Exact name of registrant as specified in its charter)

          			California			                  			77-0469558
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)	           Identification Number)

             	150 Almaden Boulevard, San Jose, CA 95113
                (Address of principal executive offices)

Heritage Commerce Corp Employee Stock Ownership Plan
Heritage Commerce Corp Amended and Restated 1994 Tandem Stock Option Plan
                         (Full title of plans)

                              John E. Rossell
                           Heritage Commerce Corp
                           150 Almaden Boulevard
                            San Jose, CA 95113
                              (408) 947-6900
          (Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE


Title of
securities           Amount to be   Proposed maximum          Proposed maximum             Amount of
to be registered     registered     offering price per share  aggregate offering price(1)  registration fee
Heritage Commerce
Corp Employee Stock
Ownership Plan
(common stock and
related interests
in plan)                  25,000             $15.50            $   387,500                 $   114.31

Heritage Commerce
Corp Amended and
Restated 1994
Tandem Stock
Option Plan
(common stock and
related options)       1,106,169             $15.50            $17,145,620                 $ 5,057.96



	(1) In accordance with Rule 457(h), based on the average of the bid and ask price for Heritage Commerce Corp common stock as of June 16, 1998.

	This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Heritage Commerce Corp (the "Company") hereby incorporates by reference in this registration statement the following documents:

(a) The Company's annual report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission (the "Commission") on March 31, 1998;
(b) The Company's quarterly report on Form 10-Q for the period ended March 31, 1998, as filed with the Commission on May 15, 1998;
(c) The Company's current report on Form 8-K filed with the Commission on May 5, 1998;
(d) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on March 5, 1998.
(e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Officers and Directors.

Section 317 of the California General Corporations Law
(the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the CGCL provides that this limitation on liability has no effect on a director's liability
(i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (directors' liability for improper dividends, loans and guarantees).

In accordance with Section 317, the Company's Articles of Incorporation (the "Articles"), limit the liability of a directors, officers and employees to the Company or its shareholders for monetary damages to the fullest extent permissible under California law, and in excess of that authorized under Section 317. The Articles and the Company's By-Laws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.
The Company also maintains insurance policies which insure its officers and directors against certain liabilities in an annual aggregate maximum amount of $5,000,000.
The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the By-Laws referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit                    Description

4.1                Heritage Commerce Corp Employee Stock Ownership Plan

4.2                Heritage Commerce Corp Amended and Restated 1994 Tandem Stock
                   Option Plan

5.1 Opinion of Counsel as to the legality of securities being registered

23.1               Consent of Counsel (included in Exhibit 5.1)

23.2               Consent of Deloitte & Touche LLP, Independent Auditors

23.3               Consent of KPMG Peat Marwick LLP, Independent Auditors

25 Power of Attorney (included in signature page of this registration statement)

The Company has submitted the Heritage Commerce Corp Employee Stock Ownership Plan and all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and hereby undertakes to make all changes required by the IRS in order to qualify such Plan.

Item 9.  Undertakings.

	(a)	Rule 415 Offering.

		The undersigned registrant hereby undertakes:

		(1)	To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

			(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

			(ii)	To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

			(iii)	To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

		Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

		(2)	That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	Filings incorporating subsequent Exchange Act documents
by reference.

		The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(h)	Request for acceleration of effective date of filing of
registration statement on Form S-8.

		Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on July 16, 1998.

                                   HERITAGE COMMERCE CORP
                                        (Registrant)

                                   By			/s/ John E. Rossell
                                          John E. Rossell
                                           President and
                                      Chief Executive Officer

Pursuant to the requirements of the Securities Act of
1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
        Signature                   Title                     Date

/s/ John E. Rossell	          President, Chief               July 16, 1998
	John E. Rossell              Executive Officer
                              Director (Principal
                              Executive Officer)

/s/ Daniel A. Northway        Executive Vice                 July 16, 1998
	Daniel A. Northway           President and Chief
                              Financial Officer
                              (Principal Financial
                              and Accounting
                              Officer)

/s/ Frank Bisceglia
	Frank Bisceglia              Director                       July 16, 1998

/s/ James Blair
		James Blair                 Director                       July 16, 1998

/s/ Arthur Carmichael, Jr.
	Arthur Carmichael, Jr.       Director                       July 16, 1998

/s/ William Del Biaggio, Jr
	William Del Biaggio, Jr.     Director                       July 16, 1998

/s/ Anneke Dury
		Anneke Dury                 Director                       July 16, 1998

/s/ Tracey Enfantino
		Tracey Enfantino            Director                       July 16, 1998

/s/ Glenn George
		Glenn George                Director                       July 16, 1998

/s/ Robert Gionfriddo
		Robert Gionfriddo           Director                       July 16, 1998


Signatures (Continued)


Signature                         Title                           Date


/s/ Lon Normandin
	Lon Normandin                Director                       July 16, 1998

/s/ Jack Peckham
		Jack Peckham                Director                       July 16, 1998

/s/ Robert Peters
		Robert Peters               Director                       July 16, 1998


POWER OF ATTORNEY

		Know all men by these presents that each of the undersigned does hereby make, constitute and appoint John E. Rossell and Daniel A. Northway, or either of them, as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver the Registration Statement on Form S-8, and any and all amendments thereto, including without limitation pre-effective and post-effective amendments thereto; such Form S-8 and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in such matter as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.

		In witness whereof, each of the undersigned has duly executed this Power of Attorney.

             	/s/ James Blair
		              James Blair                   July 16, 1998

         	/s/ Arthur Carmichael, Jr.
            Arthur Carmichael, Jr.            July 16, 1998

	         /s/ William Del Biaggio, Jr
           William Del Biaggio, Jr.           July 16, 1998

              	/s/ Anneke Dury
		               Anneke Dury                  July 16, 1998

             /s/ Frank Bisceglia
	              Frank Bisceglia                July 16, 1998

            /s/ Tracey Enfantino
		            Tracey Enfantino                July 16, 1998

             /s/ Glenn George
		             Glenn George                   July 16, 1998

           /s/ Robert Gionfriddo
		           Robert Gionfriddo                July 16, 1998

            	/s/ Lon Normandin
	              Lon Normandin                  July 16, 1998

            	/s/ Jack Peckham
		             Jack Peckham                   July 16, 1998

            	/s/ Robert Peters
               Robert Peters                  July 16, 1998



EXHIBITS LIST


                                                                 Sequentially
Exhibit              Description                                 Numbered Page
4.1      Heritage Commerce Corp Employee Stock Ownership Plan

4.2      Heritage Commerce Corp Amended and Restated 1994 Tandem
         Stock Option Plan

5.1 Opinion of Counsel as to the legality of securities being registered

23.1     Consent of Counsel (included in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP, Independent Auditors

23.3     Consent of KPMG Peat Marwick LLP, Independent Auditors

25 Power of Attorney (included in signature page of this registration statement)